Exhibit 5.1
[Letterhead of McGuireWoods LLP]
February 2, 2011
Park Sterling Corporation
1043 E. Morehead Street, Suite 201
Charlotte, North Carolina 28204

Re:	Registration Statement on Form S-8 3,340,032 Shares of Common Stock of Park Sterling Corporation Pursuant to the Park Sterling Bank 2006 Employee Stock Option Plan, Park Sterling Bank 2006 Stock
Option Plan for Directors, Park Sterling Bank 2010 Employee Stock Option Plan, Park
Sterling Bank 2010 Stock Option Plan for Directors, and Park Sterling Corporation 2010
Long-Term Incentive Plan
Ladies and Gentlemen:
     We have acted as counsel to Park Sterling Corporation, a North Carolina corporation (the “Corporation”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) that is being filed on the date hereof with the Securities and Exchange Commission by the Corporation pursuant to the Securities Act of 1933, as amended, relating to the registration of 3,340,032 shares (the “Shares”) of the Corporation’s common stock, par value $1.00 per share (the “Common Stock”), 460,361 of which may be issued pursuant to the Park Sterling Bank 2006 Employee Stock Option Plan, 343,291 of which may be issued pursuant to the Park Sterling Bank 2006 Stock Option Plan for Directors, 1,350, 195 of which may be issued pursuant to the Park Sterling Bank 2010 Employee Stock Option Plan, 169,785 of which may be issued pursuant to the Park Sterling Bank 2010 Stock Option Plan for Directors, and 1,016,400 of which may be issued pursuant to the Park Sterling Corporation 2010 Long-Term Incentive Plan (collectively, the “Plans”).
     We have examined such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion.
     Based on the foregoing, we are of the opinion that the Shares were validly authorized and, when issued and paid for in accordance with and upon the terms and conditions of the respective Plans, will be validly issued, fully paid and nonassessable.
     This opinion is rendered to you and for your benefit solely in connection with the registration of the Shares to be issued pursuant to the Plans. This opinion may not be relied on by you for any other purpose and may not be relied upon by, nor may copies thereof be provided to, any other person, firm, corporation, or entity for any purposes whatsoever without our prior written consent. Notwithstanding the foregoing, we hereby consent to be named in the Registration Statement as attorneys who passed upon the legality of the Shares and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement.
Very truly yours,
/s/ McGuireWoods LLP